As filed with the Securities and Exchange Commission on November 7, 2008
Registration No. 333-152940

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DAIS ANALYTIC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	3990	14-1760865
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

State of New York – Secretary of State, Department of State
11552 Prosperous Drive	One Commerce Plaza
Odessa, FL 33556	99 Washington Avenue, 6th Floor, Albany, New York 12231
Telephone: (727) 375-8484 Facsimile: (727) 375-8485	Telephone: (518) 473-2492Facsimile: (518) 474-1418
(Address, Including Zip Code, and Telephone Number,	(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Principal Executive Offices)	Including Area Code, of Agent for Service)

As Soon as Practicable After the Effective Date of this Registration Statement.
(Approximate Date of Commencement of Proposed Sale to the Public)
Copies of communications to:

Addison K. Adams, Esq.
Ruba Qashu, Esq.
Richardson & Patel, LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Telephone: (310) 208-1182  Facsimile (310) 208-1154

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☑

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

On August 11, 2008, Dais Analytic Corporation, a New York corporation, filed a Registration Statement (File No. 333-152940) on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended.  Amendment No. 1 to the Registration Statement was filed October 9, 2008 and Amendment No. 2 to the Registration Statement was filed on November 4, 2008.  This Amendment No. 3 to the Registration Statement (“Amendment No. 3”) is filed for the sole purpose of refiling Exhibit 5.1.  The contents of the Registrant’s Amendment No. 2 to the Registration Statement are hereby incorporated by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

SEC Filing Fee#	$432
Printing Expenses*	$4,375
Accounting Fees and Expenses*	$7,000
Legal Fees and Expenses*	$125,000
Miscellaneous*	$3,500
Total*	$140,307
____________
#      Paid with the initial filing of this Registration Statement.

Item 14.  Indemnification Of Directors And Officers

As permitted under the Business Corporation Law of the State of New York, our Certificate of Incorporation provides that all our directors shall be entitled to be indemnified for any breach of duty, provided that no indemnification maybe made to or on behalf of any director if a judgment or other final adjudication adverse to the director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Our Certificate of Incorporation further provides for indemnification of any person for actions as a director, officer, employee or agent of the Company to the fullest extent permitted by law with regards to fines, judgments fees and amounts paid in a settlement in an action or proceeding if the person acted in good faith and in a manner the person reasonably believed in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under the Company’s Director and Officer Insurance Policy, the Company’s directors and officers are provided liability coverage of $3 million (subject to retention) while the Company itself is covered for securities claims only. The policy has a one year term with annual renewal possible. The policy can be terminated by the insured if there is a merger or acquisition which includes a change in ownership of 50% of the voting shares. At such time, the insurer may elect to cancel the policy and the total premium would be due. The Company may elect to then obtain “run off” insurance at a cost of 150% of the initial policy premium. The policy is a claim made policy. It only covers those claims made during the policy term. If an act giving rise to a claim occurs during the term, but the claim is not made until after the policy terminates, there is no coverage.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

During the past three years, we issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to exemption from registration under Section 4(2) and Regulation D of the Securities Act:

In  April 2008 we issued a warrant to purchase 3 million shares of common stock to Mr. Tangredi  in recognition for Mr. Tangredi’s achievement of the following goals: negotiating conversion of the  convertible notes issued in the Additional Financing, securing a release with respect to the consulting agreement with  Gray Capital Partners, Inc. and securing and closing upon the Financing.  The fair value of the warrant issued is approximately $687,000.

In January 2008 we closed on an aggregate of $2,950,000 in gross proceeds from the private sale to 21  accredited investors of 9% secured convertible notes and warrants to purchase 1,4750,000 shares of our common stock. Pursuant to the terms of this financing we granted the investors a security interest in certain of our assets.  We entered into an agreement with placement agent, Legend Merchant Group, Inc. on October 5, 2007 pursuant to which, Legend Merchant Group, Inc. received a cash commission equal to 8% of the gross proceeds raised by Legend Merchant ( and its subagent), which totaled $2,800,000, plus a warrant equal to 10% of the number of shares of common stock underlying the warrants issued to convertible note holders, or 1,400,000. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act.  The Company made this determination based on the representations of the investors, which included, in pertinent part, that such investors were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act  or (c) had a pre-existing or personal relationship with the Company. Each Selling Shareholder further represented that he or she was acquiring our common stock for investment purposes not with a view to the resale or distribution thereof and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.  A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

In February 2008 we issued 140,000 shares of common stock and warrants to purchase an additional 140,000 shares to Richardson & Patel LLP, our legal counsel, in connection with performance of legal services pursuant to exemption from registration under Section 4(2) of the Securities Act.  The fair value of the equity instruments issued for these services is approximately $59,000.  On August 7, 2008 we issued an additional 252,308 shares of common stock and warrants to purchase an additional 252,308 shares to Richardson & Patel LLP in connection with performance of legal services pursuant to exemption from registration under Section 4(2) of the Securities Act.  The fair value of the equity instruments issued for these servies is approximately $136,000.

From October 2005 to February 2007 we sold an aggregate of $1,265,547 of secured convertible promissory notes to 16 accredited investors.  Pursuant to a subsequent conversion agreement between the Company and the various note holders, the notes were converted into an aggregate of 38,005 shares of common stock and warrants to purchase 428,677 shares of common. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act.  The Company made this determination based on the representations of the investors, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act  or (c) had a pre-existing or personal relationship with the Company.

From December 2006 to March 2007 we sold 818,181 shares of common stock and warrants to purchase 112,499 shares of common stock to six trust and family members of the Daily family pursuant to exemption from registration under Section 4(2) and Regulation D of the Securities Act for aggregate gross proceeds of $450,000.

In  December 2006 we issued a warrant to purchase 84,555 shares of common stock to Matrix, USA in connection with providing strategic financial advice to the Company pursuant to exemption from registration under Section 4(2) and Regulation D of the Securities Act.  The fair value of the equity instruments issued for these services is approximately $52,028.61.

In February 2007 we issued 180,000 shares of common stock to Consulting for Strategic Growth, Inc. for consulting services pursuant to exemption from registration under Section 4(2) of the Securities Act. The fair value of the equity instruments issued for these services is approximately $170,000.

In February 2007 we issued 50,000 shares of common stock to Spartan Securities, St. Petersburg, FL in connection with Spartan’s senior management team providing strategic financial advice to the Company pursuant to exemption from registration under Section 4(2) of the Securities Act.  The fair value of the equity instruments issued for these services is approximately $47,000.

In February 2007 we issued 100,000 shares of common stock to Michael Williams. P.A, in connection with legal services pursuant to exemption from registration under Section 4(2) of the Securities Act.  The fair value of the equity instruments issued for these services is approximately $55,000.

In January 2008, we issued 439,293 shares of common stock and warrants to purchase 50,000 additional to the Robb Charitable Trust pursuant to exemption from registration under Section 4(2) and Regulation D of the Securities Act.  The 439,293 shares of common stock were issued in connection with an amendment to a prior note pursuant to which one half of the principal and interest was payable in cash and one half of the principal and interest was payable in common stock.  The aggregate value of principal and interest relating to the conversion was $109,823. The warrant was issued pursuant to the terms of the original note.

In June 2008 we agreed to issue and have since issued 100,000 shares of common stock to Gemini Strategies, LLC in connection with consulting services related to establishing an environmental based carbon credit program pursuant to exemption from registration under Section 4(2) of the Securities Act.  The fair value of the equity instruments issued for these services is approximately $51,000.

The proceeds from the transactions described above were used for general corporate purposes and working capital.

Item 16. Exhibits.

The exhibits filed with this registration statement or incorporated herein by reference are as follows:

No.	Exhibit
3.1
Certificate of Incorporation of The Dais Corporation filed April 8, 1993 (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.2
Certificate of Amendment of the Certificate of Incorporation of The Dais Corporation filed February 21, 1997 (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.3
Certificate of Amendment of the Certificate of Incorporation of The Dais Corporation filed June 25, 1998 (Incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.4
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed December 13, 1999 (Incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.5
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed September 26, 2000 (Incorporated by reference to Exhibit 3.5 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.6
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed September 28, 2000 (Incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.7
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed August 28, 2007 (Incorporated by reference to Exhibit 3.7 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.8
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed March 20, 2008 (Incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.9	Bylaws of The Dais Corporation (Incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.1	Form of Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.2	Form of Non-Qualified Option Agreement (Incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.3	Form of Warrant (Daily Financing) (Incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.4	Form of Warrant (Financing) (Incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.5	Form of Warrant (Robb Trust Note and Additional Financing) (Incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.6	Form of Placement Agent Warrant (Financing) (Incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.7	Form of 9% Secured Convertible Note (Financing) (Incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.8	Form of Note (Robb Trust Note) (Incorporated by reference to Exhibit 4.8 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.9	Form of Amendment to Note (Robb Trust Note) (Incorporated by reference to Exhibit 4.9 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
5.1	Legal Opinion of Richardson & Patel, LLP, filed herewith
10.1	2000 Equity Compensation Plan (Incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.2	Form of Employee Non-Disclosure and Non-Compete Agreement (Incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.3
Amended and Restated Employment Agreement between Dais Analytic Corporation and Timothy N. Tangredi dated July 29, 2008 (Incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.4
Amended and Restated Employment Agreement between Dais Analytic Corporation and Patricia K. Tangredi dated July 29, 2008(Incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.5
Commercial Lease Agreement between Ethos Business Venture LLC and Dais Analytic Corporation dated March 18, 2005 (Incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.6
First Amendment of Lease Agreement between Ethos Business Venture LLC and Dais Analytic Corporation dated November 15, 2005 (Incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.7	Form of Subscription Agreement (Daily Financing) (Incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.8	Form of Subscription Agreement (Financing) (Incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.9	Form of Registration Rights Agreement (Financing) (Incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.10	Form of Secured Patent Agreement (Financing) (Incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.11
Placement Agent Agreement between Dais Analytic Corporation and  Legend Merchant Group, Inc., dated October 5, 2007 (Incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

23.1	Consent of Pender Newkirk & Company LLP, Certified Public Accountants (Incorporated by reference to Exhibit 23.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed November 4, 2008)
23.2	Consent of Richardson & Patel, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Incorporated by reference to signature page of Registration Statement on Form S-1 (File No. 333-152940), as filed November 4, 2008)

Item 17. Undertakings.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) To, for determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Odessa, State of Florida on the 7th day of November 2008.

DAIS ANALYTIC CORPORATION, a New York corporation

By:	/s/ TIMOTHY N. TANGREDI
Timothy N. Tangredi
Chief Executive Officer, President & Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities with Dais Analytic Corporation and on the dates indicated.

Dated: November 7, 2008	/s/ TIMOTHY N. TANGREDI
Timothy N. Tangredi, Chief Executive Officer, President and Chairman (Principal Executive Officer)

Dated: November 7, 2008	*
Brooke Evans, Chief Financial Officer (Principal Accounting Officer)

Dated: November 7, 2008	*
Scott G. Ehrenberg – Chief Technology Officer

Dated: November 7, 2008	*
Robert W. Brown, Vice President - Marketing

Dated: November 7, 2008	*
Robert W. Schwartz , Director

Dated: November 7, 2008	*
Raymond Kazyaka Sr., Director

Dated: November 7, 2008	*/s/ TIMOTHY N. TANGREDI Timothy N. Tangredi as attorney-in-fact

EXHIBIT INDEX

No.	Exhibit
3.1
Certificate of Incorporation of The Dais Corporation filed April 8, 1993 (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.2
Certificate of Amendment of the Certificate of Incorporation of The Dais Corporation filed February 21, 1997 (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.3
Certificate of Amendment of the Certificate of Incorporation of The Dais Corporation filed June 25, 1998 (Incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.4
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed December 13, 1999 (Incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.5
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed September 26, 2000 (Incorporated by reference to Exhibit 3.5 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.6
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed September 28, 2000 (Incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.7
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed August 28, 2007 (Incorporated by reference to Exhibit 3.7 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.8
Certificate of Amendment of the Certificate of Incorporation of Dais Analytic Corporation filed March 20, 2008 (Incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

3.9	Bylaws of The Dais Corporation (Incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.1	Form of Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.2	Form of Non-Qualified Option Agreement (Incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.3	Form of Warrant (Daily Financing) (Incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.4	Form of Warrant (Financing) (Incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.5	Form of Warrant (Robb Trust Note and Additional Financing) (Incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.6	Form of Placement Agent Warrant (Financing) (Incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.7	Form of 9% Secured Convertible Note (Financing) (Incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.8	Form of Note (Robb Trust Note) (Incorporated by reference to Exhibit 4.8 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
4.9	Form of Amendment to Note (Robb Trust Note) (Incorporated by reference to Exhibit 4.9 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
5.1	Legal Opinion of Richardson & Patel, LLP, filed herewith
10.1	2000 Equity Compensation Plan (Incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.2	Form of Employee Non-Disclosure and Non-Compete Agreement (Incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.3
Amended and Restated Employment Agreement between Dais Analytic Corporation and Timothy N. Tangredi dated July 29, 2008 (Incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.4
Amended and Restated Employment Agreement between Dais Analytic Corporation and Patricia K. Tangredi dated July 29, 2008(Incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.5
Commercial Lease Agreement between Ethos Business Venture LLC and Dais Analytic Corporation dated March 18, 2005 (Incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.6
First Amendment of Lease Agreement between Ethos Business Venture LLC and Dais Analytic Corporation dated November 15, 2005 (Incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

10.7	Form of Subscription Agreement (Daily Financing) (Incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.8	Form of Subscription Agreement (Financing) (Incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.9	Form of Registration Rights Agreement (Financing) (Incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.10	Form of Secured Patent Agreement (Financing) (Incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)
10.11
Placement Agent Agreement between Dais Analytic Corporation and  Legend Merchant Group, Inc., dated October 5, 2007 (Incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1 (File No. 333-152940), as filed August 11, 2008)

23.1	Consent of Pender Newkirk & Company LLP, Certified Public Accountants (Incorporated by reference to Exhibit 23.1 to Registration Statement on Form S-1 (File No. 333-152940), as filed November 4, 2008)
23.2	Consent of Richardson & Patel, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (Incorporated by reference to signature page of Registration Statement on Form S-1 (File No. 333-152940), as filed November 4, 2008)